Exhibit 10.8

NEWS DISTRIBUTION NETWORK, INC.

 ONLINE TERMS FOR DISTRIBUTION SERVICES

These Terms of Service (this “Agreement”) have been agreed to by and between the Company and News Distribution Network, Inc., a Delaware corporation ("NDN") (each a “Party,” and collectively, the “Parties”). The information provided to NDN in the electronic form by which the Company agreed to become a Party (the “Cover Page”) is hereby incorporated by reference herein. This Agreement is effective as of the date that Company submits the Cover Page to NDN. All capitalized terms used but not defined herein have the meaning set forth in the Cover Page.

In consideration of the mutual covenants and understandings contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.

Definitions.

a)

"Advertising" shall mean any advertising, promotions and/or sponsorship material displayed through the NDN Technology in connection with any Content Views.

b)

"Advertising Revenues" shall mean Advertising revenues actually collected as a result of the distribution activities with respect to the applicable Licensed Content on the applicable Properties pursuant hereto.

c)

"Affiliate" shall mean any company, corporation, partnership or other business organization or entity which, directly or indirectly, controls, is controlled by, or is under common control with another company, corporation, partnership or entity. “Control” for purposes of this definition only shall mean possession, directly or indirectly, of at least fifty percent (50%) of the voting power of such company, corporation, partnership or other business entity.

d)

"Content" shall mean data including audio/video content, including without limitation, any and all images, designs, graphics, logos, marks, audio files, video, data, material and information posted, linked to, embedded or otherwise made available with respect thereto in any format currently existing or hereafter devised.

e)

"Content Views" shall mean the number of times a particular item of Licensed Content is viewed.

f)

"Employee" shall mean any Person who works for or with a Party, including without limitation any officers, agents, employees, directors, shareholders, accountants, attorneys, advisors, consultants and members.

g)

"Intellectual Property" shall mean the following subsisting throughout the world: (a) Patents; (b) Trademarks and all goodwill in the Trademarks; (c) copyrights, designs, data and database rights and registrations and applications for registration thereof, including moral rights of authors; (d) inventions, invention disclosures, statutory invention registrations, trade secrets and confidential business information, Know-How, product processes, procedures and techniques, specifications, research and development information, formulae, financial, marketing and business data, pricing and cost information, business and marketing plans and strategies and customer and supplier lists and information, whether patentable or nonpatentable, whether copyrightable or noncopyrightable and whether or not reduced to practice; and (e) other proprietary rights relating to any of the foregoing (including remedies against infringement thereof and rights of protection of interest therein under the laws of all applicable jurisdictions).

h)

“Know-How" shall mean all proprietary knowledge, information, and expertise, whether or not covered by any patent, patent application or future patent application, copyright, trade secret, other industrial or Intellectual Property rights, or other operation of law, including without limitation ideas, concepts, inventions, discoveries, data, samples, designs, formulas, specifications, procedures, protocols, and testing.

i)

"Licensed Content" shall mean (i) any and all Content that NDN makes available to Company hereunder through the NDN Technology; and (ii) any associated metadata, Intellectual Property or other information specifically included or incorporated in the foregoing Content.

j)

"NDN Technology" shall mean any technologies, tools and Intellectual Property owned, licensed or used by NDN pursuant to which Content is made available to Company for use on the Properties in accordance with the terms of the license granted herein.

k)

"Patents" shall mean all patents, all filed or pending patent applications, patent disclosures, utility models, design registrations and certificates of invention and other governmental grants for the protection of inventions or industrial designs, including all related continuations, continuations-in-part, divisionals, reissues and reexaminations and foreign counterparts throughout the world.

l)

"Person" shall mean an individual, a corporation, an association, a joint venture, a partnership, a limited liability company, an estate, a trust, an unincorporated organization and any other entity or organization, governmental or otherwise.

m)

"Properties" shall mean Company’s website(s) on which the Licensed Content is displayed or made available as set forth on the Cover Page, and as may be amended from time to time in writing submitted by Company to NDN. In no event shall Company include a mobile application as a Property without the express written consent of NDN.

n)

"Third Party Distributor" shall mean any Person serving as distribution or publishing outlets for Content owned or licensed by NDN through the use of licensed NDN Technology.

o)

"Trademarks" means and includes all trademarks and service marks, trade names, trade dress, logos, symbols, proprietary indicia, Internet domain names, corporate names and doing business designations (and all translations, adaptations, derivations and combinations of the foregoing), whether registered, unregistered and/or under common law, and applications for registration of the foregoing, together with the goodwill associated therewith, throughout the world.

2.

Grant. NDN hereby grants to Company a non-exclusive, non-transferable, non-sublicensable license to use the NDN Technology on the Properties in the United States and a non-exclusive, non-transferable, non-sublicensable license to promote, use, reproduce, publish, distribute, transmit, broadcast, embed, and publicly exhibit, display, perform and digitally perform Licensed Content in the United States through the NDN Technology. NDN shall make the Licensed Content available to Company for display only on the Properties through the NDN Technology. NDN hereby represents and warrants to Company that (i) to the knowledge of NDN, the Licensed Content does not and will not contain any materials that violate any laws or any rights of any third parties, including, but not limited to, false advertising, consumer fraud, unfair competition, defamation, intellectual property or proprietary rights, invasion of privacy or rights of celebrity, or violation of any anti-discrimination law or regulation; (ii) NDN has used and will use commercially reasonable efforts to ensure that the NDN Technology does not contain any disabling devices, viruses, trojan horses, trap doors, back doors, easter eggs, time bombs, cancelbots, or other computer programming routines that will damage, detrimentally interfere with, surreptitiously intercept or expropriate any system, data or information; and (iii) the person signing this Agreement on behalf of NDN has full authority to enter into this Agreement and to bind NDN to this Agreement, and that such action does not and will not conflict with or result in a default or violation under any other agreement, instrument, contract, arrangement or understanding by which NDN is bound. Notwithstanding anything herein to the contrary, NDN shall not be required to provide Company with any Licensed Content for which it does not have sufficient rights and clearances.

3.

Company Obligations.

a)

Company hereby acknowledges and agrees that Company and its end-users are expressly prohibited from (i) modifying, editing, shortening, or otherwise altering the NDN Technology (except as permitted through any control room functionality provided by NDN to Company) or the Licensed Content in any way; (ii) removing, editing, altering or obscuring any metadata or Intellectual Property markings associated with the NDN Technology or Licensed Content; (iii) downloading, copying, or otherwise replicating or making available the Licensed Content other than as set forth herein; or (iv) otherwise changing the appearance of the NDN Technology or Licensed Content. Company hereby acknowledges and agrees that Company shall not permit the NDN Technology or Licensed Content to be displayed or used by third parties and end-users other than as set forth herein, and agrees that neither Company nor its Affiliates or Employees shall use or access Licensed Content using any technology other than the NDN Technology. Without limiting the generality of the foregoing, the Company agrees that it shall ensure that its privacy policies, terms of use, and other applicable agreements with end-users are consistent with the Company’s obligations hereunder, and Company shall be responsible for any breaches thereof by its end-users. Company acknowledges and agrees that it shall not have the right or ability to upload any of Company’s Content into the NDN Technology or otherwise utilize content management services otherwise available through NDN.

b)

b) Company shall use commercially reasonable efforts to ensure that its servers and the Properties have security features that are necessary to prevent unlicensed copying, downloading or distribution of the Licensed Content by third parties and end-users. Under no circumstances shall efforts be less stringent than Company uses to protect Company’s own Content.

c)

c) Company acknowledges and agrees that the Licensed Content or the NDN Technology may include certain metadata, tags, cookies, and other analytic devices. Company shall ensure that its privacy policies, terms of use, and other applicable agreements with end-users reflect these measures. To the extent that any technical coordination is required to implement these measures, the Parties shall cooperate as necessary to effect such implementation.

d)

d) Company shall not use the NDN Technology in a testing environment on the Properties; provided that NDN shall supply a testing widget upon request for use by Company in performing testing activities on the Properties.

e)

e) Company represents and warrants that the person signing this Agreement on behalf of Company has full authority to enter into this Agreement and to bind Company to this Agreement, and that such action does not and will not conflict with or result in a default or violation under any other agreement, instrument, contract, arrangement or understanding by which Company is bound.

4.

Technical and Other Support. The Parties shall cooperate to provide such technical information and coordination as is necessary to effect the matters set forth herein, including making personnel available to set up feeds, to integrate Advertising and video serving capabilities, to implement analytics, and such other matters as are reasonable. NDN shall integrate Advertising solutions in accordance with its standard operating ad platform integration processes and subject to Schedule A. In addition, NDN shall provide a training program to editorial and technical Employees of Company to train such personnel on the use and functionality of the NDN Technology, the Licensed Content, and other services and products available from NDN. Following such training, Company shall be responsible for the implementation of the NDN Technology to display Licensed Content, provided that NDN shall continue to provide editorial support and technical support services as reasonably determined to be necessary by NDN. Any errors in the use of embed codes, implementation or display processes, or other uses by Company following such initial training shall be the responsibility of Company, and Company acknowledges and agrees that such errors could adversely impact the ability to track and make payments on Advertising revenues generated through the NDN Technology and distribution of the Licensed Content.

5.

Marketing Activities.

a)

During the Term, NDN may refer to Company as a distribution partner, publisher, or similar descriptive term in its marketing, promotional, and other communications. NDN may place a copy of Company’s logo or other Trademark on NDN’s website(s), subject to the terms of Section 9(b) of this Agreement.

b)

The Parties acknowledge and agree that the nature of the consideration due to each Party hereunder derives value solely through optimizing and maximizing the revenue generating capabilities of the NDN Technology and the Licensed Content on the Properties. Accordingly, each Party agrees to cooperate and coordinate to optimize and maximize such revenue generating capabilities, including through placement of the NDN Technology, selection of Licensed Content, and use of Advertising. Without limiting the generality of the foregoing, in such regard each Party shall designate a Person as the account representative who shall communicate regularly with the other Party regarding representative optimization opportunities. Company agrees to comply with the account management standards established by NDN from time to time.

6.

Content Restrictions.   The use of the Licensed Content pursuant to the license granted herein shall not be permitted on any Property, or against any Advertising, that (collectively, the “Content Restrictions”):

a)

contains unlawful, threatening, abusive, libelous, defamatory, obscene, vulgar, offensive, pornographic, profane, racist, gratuitously profane, sexually explicit or indecent material;

b)

encourages, promotes, solicits or commits conduct that would constitute a criminal offense, give rise to civil liability or otherwise violate any local, state, national or international law;

c)

violates, plagiarizes or infringes the rights of third parties including, without limitation, copyright (including, without limitation, offering pirated computer programs or links to such programs, information used to circumvent manufacturer-installed copy-protect devices, including serial registration numbers for software programs, or any type of hacker or cracker utilities), Patent, Trademark, trade secret or other Intellectual Property, rights of privacy or publicity or any other proprietary right;

d)

promotes physical harm or injury against any group or individual;

e)

promotes or solicits participation in multi-level marketing or pyramid schemes;

f)

exploits children under eighteen (18) years of age;

g)

constitutes requests for money, petitions for signature, or chain letters;

h)

contains a virus or other harmful component;

i)

constitutes or contains false or misleading indications of origin or statements of fact;

j)

collects, uses and/or discloses personally identifiable information in violation of a) the privacy policy of NDN, and/or b) applicable local, state, national or international law; or

k)

are otherwise reasonably determined by NDN to be inappropriate.

7.

Financial Terms.

a)

Advertising. Advertising will be sold against the Licensed Content as set forth in Schedule A.

b)

Revenue Share. Company shall be entitled to twenty-five percent (25%) of the total Advertising Revenues generated on the Properties as a result of the Licensed Content (“Company’s Share”). NDN shall be entitled to the remaining total Advertising Revenues.

c)

Payment. Each Party acknowledges that billing and collection of Advertising Revenues will be conducted by the Party selling such Advertising, and agrees to cooperate with the other Party to effectuate the reporting, billing, and payment obligations set forth herein and such similar obligations as NDN has to third parties, including Content providers. To the extent that a Party is due Advertising Revenues, subject to the following provisions, the Party in possession of funds received with respect to the Advertising generating such Advertising Revenues shall pay the amount due to the other Party no less frequently than monthly and in no case more than thirty (30) days after such Party’s receipt of such Advertising Revenues. NDN shall, in connection with the reports provided pursuant to Section 7(b) below, notate amounts due in respect of Company’s Share. To the extent that amounts are due to both Parties (e.g., NDN collected some of the Advertising revenues and the Company collected other Advertising revenues), the amounts due shall be netted and offset against the amount NDN would otherwise pay Company as Company’s Share. NDN shall be responsible for billing, third party transaction fees, cost of transmission and hosting, and applicable taxes.

d)

Reports. NDN shall provide reports, together with an invoice, in the same format it customarily makes available to its Third Party Distributors, to Company no less frequently than monthly that indicate the Content Views for each monthly period and the applicable Advertising Revenue with respect thereto. Each Party shall provide the other Party with such information and/or other reports reasonably necessary to monitor compliance with this Agreement, including information with respect to any Advertising sold by such Party, if applicable. Each Party shall retain all books and records relevant to the calculation of amounts due hereunder throughout the Term and for a period of three (3) years thereafter for inspection and verification at reasonable times upon reasonable notice. Each Party shall have reasonable audit rights over such books and records of the other Party. All costs of an audit shall be paid by the Party conducting such audit, unless a payment deficiency for a calendar year as determined by an independent auditor (who is not currently performing services for either Party) to exceed ten percent (10%) of the payment paid for that year, then the audited Party shall be responsible for paying the auditing Party’s reasonable out-of-pocket expenses incurred with respect to such review.

8.

Further Prohibitions. Neither the NDN Technology nor any Licensed Content may: (i) be further licensed, sublicensed, sold, resold, transferred, assigned, distributed or otherwise commercially exploited or made available to any third party in any way by Company, except as permitted herein; (ii) be edited, modified or made into derivative works by Company; or (iii) have any action taken by Company to remove, obscure, interfere with, or modify the presentation or functionality by Company of any aspect of the Licensed Content or NDN Technology.

9.

Intellectual Property.

a)

Rights to Intellectual Property. Company expressly agrees and acknowledges that NDN and its Content providers retain any and all right, title and interest in all of NDN’s Intellectual Property and other rights, including but not limited to the Licensed Content, NDN Technology, and NDN’s name, Trademarks and all components thereof. NDN expressly agrees and acknowledges that Company retains any and all right, title and interest in all of Company’s Intellectual Property and other rights, including but not limited to the Properties, the Company’s Content, and Company’s name, Trademarks and all components thereof.

b)

Trademarks.

i)

NDN shall be the sole and exclusive owner or, if applicable, licensor of any Trademarks related to the Licensed Content or any Intellectual Property associated therewith. All representations of such Trademarks that Company intends to use shall first be submitted to NDN for approval (which shall not be unreasonably withheld, conditioned or delayed) of design, color and other details or shall be exact copies of those used by NDN. In addition, Company shall fully comply with all reasonable guidelines, if any, communicated by NDN concerning the use of any Trademarks. At no time during or after the term of this Agreement shall Company challenge or assist others to challenge NDN’s or its licensors’

Trademarks (except to the extent such restriction is expressly prohibited by applicable law) or the registration thereof or attempt to register any Trademarks confusingly similar to those of NDN or its licensors. Upon termination of this Agreement, Company shall immediately cease use of all NDN's and its licensors’ Trademarks hereunder.

ii)

Company shall be the sole and exclusive owner of any Trademarks associated therewith. All representations of such Trademarks that NDN intends to use shall first be submitted to Company for approval (which shall not be unreasonably withheld, conditioned or delayed) of design, color and other details or shall be exact copies of those used by Company. In addition, NDN shall fully comply with all reasonable guidelines, if any, communicated by Company concerning the use of any Trademarks. At no time during or after the term of this Agreement shall NDN challenge or assist others to challenge Company’s Trademarks (except to the extent such restriction is expressly prohibited by applicable law) or the registration thereof or attempt to register any Trademarks confusingly similar to those of Company. Upon termination of this Agreement, NDN shall immediately cease use of all Company’s Trademarks hereunder.

10.

Term/Termination.

a)

Term. This Agreement shall commence on the Effective Date and continue for a period of one (1) year thereafter (the “Initial Term”). The Initial Term shall automatically renew for successive consecutive one (1) year periods (a “Renewal Term” and, together with the Initial Term, the “Term”) unless either Party shall give written notice to the other Party of non-renewal of this Agreement not less than sixty (60) days prior to the expiration of the Term in effect.

b)

Termination Rights. The Agreement may be terminated by either Party (a) if the other Party breaches any of its obligations under the Agreement and such breach remains uncured for fifteen (15) days following receipt of written notice by the breaching Party of such breach; or (b) upon: (i) the filing of any voluntary petition by the other Party, or upon the filing of any involuntary petition against a Party under the Bankruptcy Code that is not dismissed within thirty (30) days after filing; (ii) any appointment of a receiver for all or any portion of the other Party’s business or operations; (iii) any assignment of all or substantially all the assets of the other Party for the benefit of creditors; (iv) the other Party is adjudged bankrupt by a court with competent jurisdiction; (v) the other Party becomes insolvent; (vi) the other Party ceases all or substantially all of its operations; or (vii) for any reason by either Party upon ninety (90) days written notice to the other Party of termination.

c)

Effect of Termination. Upon termination or expiration of this Agreement, the licenses granted hereunder shall terminate immediately and Company shall within ten (10) days permanently remove and destroy all such Licensed Content from its servers and other storage devices, including removal of the NDN Technology, and return to NDN any property, including Intellectual Property, belonging to NDN, and any further use of the NDN Technology and/or the Licensed Content shall be unauthorized. Company further agrees that upon the expiration or earlier termination of this Agreement, the licenses granted herein shall terminate and any further use of the NDN Technology and/or the Licensed Content shall be unauthorized.

d)

Accrued Rights. No termination of this Agreement shall affect any accrued rights or obligations of either Party as of the effective date of such termination, nor shall it affect any rights or obligations of either Party that are intended by their nature to survive any such termination.

11.

No Warranty. The Parties agree that any use of the Licensed Content or the NDN Technology is on an "as is" basis, as such Licensed Content and NDN Technology are available from time to time.

12.

Confidentiality.

a)

Proprietary Information. Pursuant to this Agreement, the Parties may disclose to one another certain information, as defined herein, which is considered by the Party disclosing the information (“Disclosing Party”) to be proprietary or confidential information (the "Proprietary Information"). Proprietary Information is defined as any information, communication or data, in any form, including, but not limited to oral, written, graphic or electronic forms, models or samples, which the Disclosing Party identifies as confidential or which is of such a nature that the Party who receives the information (“Receiving Party”) should reasonably understand that the Disclosing Party desires to protect such information, communication or data against unrestricted disclosure or use, including without limitation, products and services and the pricing for same and any royalty or fee arrangements; customers, prospective customers, suppliers or employees; business methods, procedures and techniques, technology; business plans and strategies; marketing information or plans; trade secrets; or commercially sensitive information, the secrecy of which is valued by such Party. All Proprietary Information shall remain the sole property of the Disclosing Party and its confidentiality shall be maintained and protected by the Receiving Party with the same degree of care as the Receiving Party uses for its own confidential and proprietary information, but in no event, less than a reasonable degree of care. The Receiving Party shall not use the Proprietary Information of the Disclosing Party except as necessary to fulfill its obligations under this Agreement, nor shall it disclose such Proprietary Information to any third party during the Term of this Agreement and for five (5) years after its termination, without the prior written consent of the Disclosing Party. Except as may be authorized in advance in writing by the Disclosing Party, the Receiving Party shall only grant access to the Disclosing Party’s Proprietary Information to its Affiliates and Employees who have a need to know and who are bound by terms of confidentiality no less restrictive than those set forth in this Section 12. The restrictions on the use or disclosure of any Proprietary Information shall not apply to any Proprietary Information: (i) after it has become generally available to the public without breach of this Agreement by the Receiving Party; (ii) which is rightfully in the Receiving Party's possession prior to disclosure as evidenced by competent written proof; (iii) which is independently developed by the Receiving Party without reliance on the Proprietary Information; (iv) which is rightfully received by the Receiving Party from a third party without a duty of confidentiality; or (v) which is disclosed under operation of law. In the event the Receiving Party is required to disclose any Proprietary Information under operation of law, the Receiving Party shall: (A) give written notice of such disclosure to the Disclosing

Party at the earliest legally permissible opportunity; (B) limit such disclosure to the extent practicable; and (C) make such disclosure only to the extent so required.

b)

Return of Proprietary Information. Upon expiration or other termination of this Agreement, or as requested in writing from time to time by the Disclosing Party, the Receiving Party shall (i) return the Proprietary Information of the Disclosing Party in its possession, custody or control, together with all copies thereof; or (ii) on direction by the Disclosing Party, destroy by shredding or incineration all documents and other material in Receiving Party’s possession, custody or control which bear or incorporate any part of the Disclosing Party's Proprietary Information and certify in writing to the Disclosing Party that this has been done, and expunge all Proprietary Information of the Disclosing Party from any computer, word processor or similar device into which it was loaded, and certify in writing to the Disclosing Party that this has been done.

c)

Injunctive Relief. The Parties understand and agree that the Proprietary Information being provided under this Agreement is of a special and unique character, that the Disclosing Party has made a substantial investment in developing the information and that remedies, at law, for a breach of this Section 12 could be inadequate. The Receiving Party acknowledges that irreparable harm will result to the Disclosing Party in the event of the Receiving Party’s breach, or threatened breach, of this Section 12. In such event, the Disclosing Party, its agents and representatives shall be entitled to specific performance and/or injunctive relief without any requirement to post a bond as a condition to remedy any such breach. Such remedy shall not be deemed to be the exclusive remedy for any such breach of this Section 12, but shall be in addition to all other remedies available at law or in equity.

13.

Limitation of Liability. Under no circumstances shall a Party be liable to the other Party for indirect, incidental, consequential, special or exemplary damages (even if such Party has been advised of the possibility of such damages) arising from or related to the matters hereunder, such as, but not limited to, lost data, accuracy of Licensed Content, computer malfunction, loss of revenue, or anticipated profits or lost business.

14.

Indemnification.

a)

Indemnification by NDN. NDN agrees to fully indemnify, defend and hold harmless Company and its Affiliates and Employees, successors, and assigns from and against any and all losses, claims, assessments, demands, damages, liabilities, obligations, costs and expenses, including without limitation losses arising from third party claims (including such claims arising under any federal, state or other statutes, regulations, ordinances, or common law, together with reasonable attorneys’ fees and costs) (collectively “Losses”), arising from or in connection with (i) breach of this Agreement by NDN; and/or (ii) violation of any law or third party right by NDN, including but not limited to infringement of the Intellectual Property rights and/or any other right of any third party.

b)

Indemnification by Company. Company agrees to fully indemnify, defend and hold harmless NDN and its Affiliates and Employees, successors, and assigns from and against any and all Losses arising from or in connection with (i) breach of this Agreement by Company; and/or (ii) violation of any law or third party right by Company, including but not limited to infringement of the Intellectual Property rights and/or any other right of any third party.

15.

Miscellaneous.

a)

Relationship of Parties. The Parties hereto are independent contractors, and nothing in this Agreement shall be construed as creating an agency, partnership, joint venture or any other form of legal association between the Parties.

b)

Enforceability. If any provision, clause or part of this Agreement, or the application thereof under certain circumstances is held invalid or unenforceable for any reason, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances shall not be affected thereby.

c)

Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersedes any and all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof. To the extent that the Parties are also entering into an agreement whereby Company is licensing any Content to NDN, the terms of such other agreement shall apply with respect to any such Content, which Company’s Content shall not be deemed protected by the representations, warranties, covenants, agreements or indemnities set forth herein.

d)

Successors; Assignment. The Parties agree that this Agreement shall be binding upon the successors and assigns of each Party and shall inure to the benefit of, and be enforceable by, such successors and assigns, and any officers or directors thereof. Neither Party may assign this Agreement to a third party without the prior written consent of the other Party, which consent shall not be unreasonably withheld; provided that assignments incident to a sale of control, merger, acquisition, sale of all or substantially all assets or other similar transaction by either Party shall not require any such consent.

e)

Waiver. The Parties agree that a Party’s failure at any time to require performance of any provision of this agreement shall in no way affect such Party's right at a later time to enforce the same. No waiver by a Party of a breach of a term contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of such breach of any other term of this agreement.

f)

Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Georgia, regardless of conflict of law principals. In the event of a dispute arising out of or related to this Agreement, the Parties agree that any action, claim, arbitration or other proceeding shall be brought solely in a venue located in Atlanta, Georgia.

g)

Notice. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given if (i) delivered by hand; (ii) sent by fax/telecopy with the original thereof posted first-class mail, postage prepaid, within two (2) business days thereafter; (iii) posted by Federal Express, Express Mail, or any similar regular, receipted overnight delivery service, postage prepaid; (iv) posted by certified mail, return receipt requested and postage prepaid; or (v) when delivered by a private courier, requesting evidence of receipt as part of its service; to the Party to be notified at the addresses set forth below:

Company: As set forth in the Cover Page

NDN:

News Distribution Network, Inc.

3280 Peachtree Rd, Ste. 2000

Atlanta, Georgia 30305

Attn: Legal Department

Fax: (678) 392-1954

or such other address or contact point as may be designated by either Party hereto by written notice to the other as hereinabove provided. No notice shall be deemed given unless actually received or documented as set forth above, or unless delivery thereof has been refused.

h)

Warranty Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, THE OBLIGATIONS PROVIDED HEREUNDER ARE “AS IS” AND NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, WHETHER ORAL OR WRITTEN, WHETHER EXPRESS, IMPLIED, OR ARISING BY STATUTE, CUSTOM, COURSE OF DEALING OR TRADE USAGE, WITH RESPECT TO THE SUBJECT MATTER HEREOF, IN CONNECTION WITH THIS AGREEMENT. EACH PARTY SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES OR CONDITIONS OF TITLE, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE.

i)

Headings. The headings of the sections included in this Agreement are for ease of reference only and are not intended to affect the meaning or substantive interpretation of this Agreement.

j)

Counterparts. This Agreement may be executed in several counterparts, all of which taken together shall constitute the same instrument.

Schedule A

Advertising Protocols

1)

NDN shall sell Advertising against the Licensed Content, which may include ad networks. In addition, Advertising may, in some circumstances, be sold by the owner or licensor of any Licensed Content in accordance with the terms of any agreement between NDN and such Content provider. NDN shall use commercially reasonable efforts to cooperate with Company to provide ad integration services with the NDN Technology for any specific campaigns sold by Company and as to which NDN has received reasonable advance notice. NDN shall use commercially reasonable efforts to cooperate with Company to provide ad integration services with the NDN Technology for any mutually agreed Advertising campaigns sold by Company for display on the Company’s Properties. For the avoidance of doubt, such commercially reasonable efforts shall be limited to “run of site” advertising on all the Properties (as an aggregate) for the first 90 days of the Term, following which the Parties will implement commercially reasonable targeting opportunities based on a review of the Advertising performance during such 90-day period. To the extent that a Party other than NDN sells Advertising, such Party shall maintain true and complete records consistent with the reporting requirements set forth in the Agreement and shall make such records available to NDN for inclusion in its reporting obligations as set forth in the Agreement. To the extent that any technical coordination is required to integrate ad servers to such degree as necessary to support the obligations in the Agreement, the Parties shall cooperate as necessary to effect such integration. Such technical coordination shall include, without limitation, provision of any information and technical support necessary to effectively provide NDN with the capability of rendering reports to its partners, serving video and Advertising, and otherwise meeting its obligations under its agreements with Content providers and Third Party Distributors.

2)

Other than as set forth herein, all Licensed Content shall be displayed with Advertising. Advertising will generally be selected in order of the highest available CPM that is compliant with the Content Restrictions, as defined in the Agreement, and any other restrictions on use applicable to the Licensed Content. Advertising will be displayed in accordance with NDN’s standard ad patterns as in effect from time to time, or as otherwise mutually agreed.

3)

If a Third Party Distributor elects to use Warranty Disclaimer Content that has applicable Advertising protocols attached to it by the Content provider, those rules shall apply to the use of the Content by such Third Party Distributor notwithstanding contrary Advertising protocols attached by such Third Party Distributor.

4)

In certain sensitive circumstances (eg, the early release of information about the death of significant persons, natural disasters, terroristic acts, etc.), some Content may not be appropriate to be displayed with Advertising. NDN reserves the right, in its sole discretion, to limit, eliminate or restrict such Advertising if it considers such action necessary or appropriate.

Ver. 11.922